Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 4 to Registration Statement No. 333-193150 of our report dated November 8, 2013, relating to the financial statements of Dicerna Pharmaceuticals, Inc. appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

//s// Deloitte & Touche LLP

Boston, Massachusetts

January 28, 2014